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                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES



                                                                                  JURISDICTION
                           NAME                                                 OF INCORPORATION
-------------------------------------------------------------          -----------------------------------

Benton-Vinccler, C.A.*                                                             Venezuela

Energy International Financial Institution, Ltd.*                                Cayman Islands

Benton Offshore China Company                                                       Colorado

Benton Offshore China Holding Company                                               Delaware

Geoilbent, Ltd.*                                                                     Russia

Arctic Gas Company                                                                   Russia

The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

*All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80% by Benton Oil and Gas Company, Geoilbent, Ltd. which is owned 34% by Benton Oil and Gas Company and Arctic Gas Company which is owned 24% by Benton Oil and Gas Company.